Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated March 24, 2021, relating to our audits of the December 31, 2020 and 2019 financial statements, which appears in Sigma Labs, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
September 14, 2021